Exhibit 10.1

FOURTH AMENDMENT AGREEMENT

This Fourth Amendment Agreement (this “Agreement”) is made and entered into as of this [___] day of June, 2024, by and among ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), ULTRALIFE EXCELL HOLDING CORP., a Delaware corporation (“UEHC”), ULTRALIFE CANADA HOLDING CORP., a Delaware corporation (“UCHC”), EXCELL BATTERY CORPORATION USA, a Texas corporation (“Excell USA”, and together with Ultralife, Southwest, CLB, UEHC and UCHC, collectively, the “Borrowers”, and each individually a “Borrower”), EXCELL BATTERY CANADA ULC, a British Columbia unlimited liability company (“Excell Canada”), the lending institutions currently a party to the Credit Agreement (as hereinafter defined) (each, a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”, and in its capacity as agent for the Lenders under the Credit Agreement, “Agent”).

WHEREAS, Lenders, Agent and Borrowers are parties to a certain Credit and Security Agreement dated as of May 31, 2017 (as amended by that certain First Amendment Agreement dated as of May 1, 2019, that certain Second Amendment Agreement dated as of December 13, 2021, and that certain Third Amendment Agreement dated as of November 28, 2022, and as it may from time to time be further amended, restated or otherwise modified or supplemented from time to time, the “Credit Agreement”).

WHEREAS, Lenders, Agent and Borrowers desire to amend the Credit Agreement by modifying certain provisions thereof.

WHEREAS, unless defined herein, each term used herein shall be defined in accordance with the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration Lenders, Agent, and Credit Parties agree as follows:

1.            Article I of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Commitment Period” and “Derived Adjusted Daily Simple SOFR Rate” therefrom in their entirety and to insert in place thereof the following:

“Applicable Margin” shall mean:

(a)         for the period from the Fourth Amendment Closing Date until the Pricing Change Date (as hereinafter defined) related to the fiscal quarter ending June 30, 2024, (i) 210 basis points for Revolving Loans which are SOFR Loans, (ii) 185 basis points for Term Loans B which are SOFR Loans, and (iii) 20 basis points for the Unused Fee; and

(b)         commencing on the Pricing Change Date related to the fiscal quarter ending June 30, 2024, the number of basis points (depending upon whether Loans are Revolving Loans which are SOFR Loans, Term Loans B which are SOFR Loans, or the Unused Fee) set forth in the following matrix, based upon the result of the computation of the Consolidated Senior Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on such Pricing Change Date and thereafter, as set forth in each successive Compliance Certificate, as provided below:

Consolidated Senior Leverage Ratio	Applicable Basis Points for Revolving Loans which are SOFR Loans	Applicable Basis Points for Term Loans B which are SOFR Loans	Applicable Basis Points for Unused Fee
Less than 1.50 to 1.00	210	185	20
Greater than or equal to 1.50 to 1.00 but less than 2.50 to 1.00	225	200	25
Greater than or equal to 2.50 to 1.00	240	215	30

Changes to the Applicable Margin (including the first change) shall be effective on the first Business Day of each month following the date upon which the Agent should have received, pursuant to Section 5.3(d) hereof, the Compliance Certificate for the most recently ended fiscal quarter (each a “Pricing Change Date”). The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Agent and the Lenders pursuant to Articles VIII and IX hereof. Notwithstanding anything herein to the contrary, (i) during any period when Borrowers shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(b) hereof or the Compliance Certificate related thereto pursuant to Section 5.3(d) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid, regardless of the Consolidated Senior Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrowers shall immediately deliver to the Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate to the extent such change would have resulted in a higher rate during such period, and (C) the Borrowers shall immediately pay to the Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Commitment Period” shall mean the period from the Closing Date until May 30, 2028, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Derived Adjusted Daily Simple SOFR Rate” shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Revolving Loans which are SOFR Loans or Term Loans B which are SOFR loans (as the case may be) plus the Adjusted Daily Simple SOFR rate.

2.           Article I of the Credit Agreement is hereby amended to insert the following new definition thereto in the appropriate alphabetical order:

“Fourth Amendment Closing Date” shall mean June [___], 2024.

3.           Section 2.1A2(iii) of the Credit Agreement is hereby amended to delete each reference to “Applicable Margin for SOFR Loans” contained therein and insert in place thereof “Applicable Margin for Revolving Loans which are SOFR Loans”.

4.           As a condition precedent to the effectiveness of this Agreement:

(a)    Borrowers shall have delivered to Agent a disbursement direction letter (the “Disbursement Direction Letter”), in form and substance satisfactory to Agent;

(b)    Agent shall have received a good standing certificate (or equivalent) available in the jurisdiction of incorporation, formation or organization for each Credit Party from the appropriate governmental officer in such jurisdiction dated not more than 15 days prior to the date hereof;

(c)    Agent shall have received for each Credit Party (i) the results of lien searches in such jurisdictions reasonably satisfactory to Agent; and (ii) termination statements and payoff letters reflecting termination of all financing statements and Liens (other than Permitted Liens) previously filed by any party having a security interest in any part of the Collateral or any other property securing the Secured Debt;

(d)    Agent shall have received in form and substance satisfactory to Agent, one or more insurance certificates and copies of Credit Parties’ casualty insurance policies, together with loss payable endorsements reasonably satisfactory to Agent naming Agent as Lender loss payee, and copies of Credit Parties’ liability insurance policies, together with endorsements naming Agent as a co-insured;

(e)    Borrowers shall have paid to Agent for the pro rata benefit of the Lenders a revolver renewal fee in the amount of $45,000; and

(f)    Borrowers shall have paid all reasonable and documented out of pocket legal fees and expenses of Agent incurred in connection with this Agreement.

5.         Each Credit Party hereby represents and warrants to Agent and the Lenders that as of the date hereof: (a) such Credit Party has the legal power and authority to execute and deliver this Agreement, the Disbursement Direction Letter, and each other document, agreement, writing or instrument executed in connection with this Agreement (collectively, the “Amendment Documents”) executed by such Credit Party in connection with this Agreement; (b) the officers (or other authorized Persons) of such Credit Party executing the Amendment Documents have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions thereof; (c) the execution and delivery by such Credit Party of the Amendment Documents to which it is a party and the performance and observance by such Loan Party of the provisions thereof do not violate or conflict with the Organizational Documents of such Credit Party or any law applicable to such Credit Party or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against such Loan Party; (d) after giving effect to this Agreement, no Default or Event of Default exists under the Loan Documents, nor will any occur upon giving effect to the execution and delivery of the Amendment Documents or by the performance or observance of any provision thereof; (e) such Credit Party does not have any claim or offset against, or defense or counterclaim to, any of such Credit Party’s obligations or liabilities under the Credit Agreement or the other Loan Documents; (f) the representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects (without duplication of materiality qualifiers) on and as of the date hereof, except to the extent such representation or warranty relates to an earlier specified date, in which case such representation and warranty is reaffirmed true and correct in all material respects as of such date; and (g) the Amendment Documents to which such Credit Party is a party constitute a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with their respective terms, except as such enforceability may be limited by any Debtor Relief Laws.

6.           In consideration of this Agreement, each Credit Party hereby waives and releases Agent and the Lenders and their respective affiliates, officers, directors, equity holders, agents, attorneys, employees and representatives from any and all such claims, offsets, defenses and counterclaims of which such Credit Party is aware or unaware in connection with the Credit Agreement to the extent arising on or prior to the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

7.           Each reference that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. Each Amendment Document is a Loan Document as defined in the Credit Agreement.

8.          Each Credit Party hereby reaffirms its obligations, as applicable, under the Credit Agreement and all other Loan Documents to which such Credit Party is a party, as any of them may from time to time be amended, restated or otherwise modified (the “Reaffirmed Documents”). Each Credit Party agrees (i) that each Reaffirmed Document shall remain in full force and effect following the execution and delivery of this Agreement and any other Amendment Document, and (ii) that all references in any of the Reaffirmed Documents to the “Credit Agreement” or “Loan Agreement” shall be deemed to refer to the Credit Agreement, as amended by this Agreement or as it may be further amended, restated or otherwise modified from time to time.

9.          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by facsimile or pdf electronic transmission, each of which when so executed and delivered shall be deemed to be an original and effective as a manually signed counterpart and all of which when taken together shall constitute but one and the same agreement.

10.         The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

11.         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the duly authorized officers of the parties to this Agreement have executed this Agreement as of the date first written above.

BORROWERS:

ULTRALIFE CORPORATION

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	President and Chief Executive Officer

SOUTHWEST ELECTRONIC ENERGY
CORPORATION

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	President

CLB, INC.

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	President

ULTRALIFE EXCELL HOLDING CORP.

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	President

ULTRALIFE CANADA HOLDING CORP.

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	President

EXCELL BATTERY CORPORATION USA

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	President

[Signature Page to Fourth Amendment Agreement – Key/Ultralife]

OTHER CREDIT PARTIES:

EXCELL BATTERY CANADA ULC

By:	/s/ Michael E. Manna
Name:	Michael E. Manna
Title:	President and Chief Executive Officer

[Continuation of Signature Page to Fourth Amendment Agreement – Key/Ultralife]

AGENT AND THE LENDERS:

KEYBANK NATIONAL ASSOCIATION,
as Agent and as a Lender

By:	/s/ Peter F. Leonard
Name:	Peter F. Leonard
Title:	Senior Vice President

[Continuation of Signature Page to Fourth Amendment Agreement – Key/Ultralife]

FOURTH AMENDMENT AGREEMENT– KEY/ ULTRALIFE